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Ohio National Financial Services
One Financial Way
Cincinnati, Ohio 45242
VIA EDGAR
January 24, 2011
Securities and Exchange Commission
Division of Investment Management
Office of Insurance Products
100 F. Street, N.E.
Washington, D.C. 20549-0506
Re:	Ohio National Variable Account A (File No. 811-1978) Form N-4 registration statement filed 1-18-11
Dear Sir or Madam:
This is in reference to the N-4 registration statement filed by Ohio National Variable Account A (File No. 811-1978) on January 18, 2011 (the “Registration Statement”). The Registration Statement should be disregarded in its entirety.
Please contact me at should you have any questions.
Sincerely,
/s/ Kimberly A. Plante
Kimberly A. Plante
Senior Associate Counsel